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                             DECHERT PRICE & RHOADS
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                          Philadelphia, PA 19103-2793
                           Telephone: (215) 994-4000





                                           March 8, 1995



AmeriSource Distribution Corporation
P.O. Box 959
Valley Forge, PA 19482

                  Re: 7,590,000 Shares of Class A Common Stock, as described in the Registration Statement on Form S-2 (Registration No. 33-57513)

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,590,000 shares of your Class A Common Stock, par value $0.01 per share (the "Shares") pursuant to the above-referenced Registration Statement (the "Registration Statement"). The Shares will be sold pursuant to an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), among you and Donaldson, Lufkin & Jenrette Securities Corporation, Smith Barney Inc. and BT Securities Corporation, as representatives of the several underwriters (the "Underwriters").

                  We have participated in the preparation of the Registration Statement and have reviewed the proposed form of the Underwriting Agreement, and we have examined such corporate records and documents, certificates of officers and matters of law as we have considered appropriate to enable us to give this opinion.

                  Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus portion of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Dechert Price & Rhoads